EXHIBIT 5(A)

                                                 June 9, 1997

RE:  1st Bergen Bancorp
     Registration Statement on Form S-8
     ----------------------------------

1st Bergen Bancorp
250 Valley Boulevard
Wood-Ridge, New Jersey
                  07075

Dear Sirs:

      We have acted as counsel for 1st Bergen Bancorp, a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form S-8 being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to an aggregate of 444,360 shares of Common Stock, no par value per share, of the Company (the "Shares"), (i) up to 222,180 of which are reserved for issuance and sale pursuant to the Company's Amended and Restated 1996 Incentive Stock Option Plan (the "ISO Shares"); (ii) up to 95,220 of which are reserved for issuance and sale pursuant to the Company's 1996 Amended and Restated Stock Option Plan for Outside Directors (the "Outside Director Shares"); (iii) up to 88,872 of which are reserved for issuance pursuant to the Company's 1996 Amended and Restated Recognition and Retention Plan for Executive Officers and Employees (the "Executive RRP Shares"); and (iv) up to 38,088 of which are reserved for issuance pursuant to the Company's 1996 Amended and Restated Recognition and Retention Plan for Outside Directors (the "Outside Director RRP Shares"). Each of the 1996 Amended and Restated Incentive Stock Option Plan and the 1996 Amended and Restated Stock Option Plan for Outside Directors are herein referred to as an "Option Plan". Each of the 1996 Recognition and Retention Plan for Outside Directors and the 1996 Recognition and Retention Plan for Executive Officers and Employees are herein referred to a "RRP Plan".

      In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of


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Incorporation and By-laws of the Company, each Option Plan and RRP Plan, and such other certificates, records, instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

      Based upon the foregoing, we are of the opinion that:

      1. Upon issuance and delivery by the Company of the ISO Shares pursuant to the exercise of stock options and payment of the exercise price therefor in accordance with the terms set forth in such options and the Company's 1996 Amended and Restated Incentive Stock Option Plan, in cash or other consideration permitted under Section 14A:7-5 of the New Jersey Business Corporation Act (the "Act"), the ISO Shares issued thereunder will be legally issued, fully paid and non-assessable;

      2. Upon issuance and delivery by the Company of the Outside Director Shares pursuant to the exercise of stock options and payment of the exercise price therefor in accordance with the terms set forth in such options and the Company's 1996 Amended and Restated Stock Option Plan for Outside Directors, in cash or other consideration permitted under Section 14A:7-5 of the Act, the Outside Director Shares issued thereunder will be legally issued, fully paid and non-assessable;

      3. Upon issuance and delivery by the Company of the Executive RRP Shares pursuant to the terms of the Company's 1996 Amended and Restated Recognition and Retention Plan for Executive Officers and Directors, the Executive RRP Shares issued thereunder will be legally issued, fully paid and non-assessable, subject, however, to the potential for forfeiture of the Executive RRP Shares pursuant to the terms of the RRP Plan; and

      4. Upon issuance and delivery by the Company of the Outside Director RRP Shares pursuant to the terms of the Company's 1996 Amended and Restated Recognition and Retention Plan for Outside Directors, the Outside Director RRP Shares issued thereunder will be legally issued, fully paid and non-assessable, subject, however, to the potential for forfeiture of the Executive RRP Shares pursuant to the terms of the RRP Plan.

      The issuance of the Shares is subject to the continuing effectiveness of the Registration Statement and the qualification, or exemption from registration, of such Shares under certain state securities laws.


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      We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                           Very truly yours,


                                                           McCarter & English